311 ENTERPRISE DRIVE
PLAINSBORO, NEW JERSEY 08536
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2004

To the Stockholders of Integra LifeSciences Holdings Corporation:

         NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting (the "Meeting") of the Stockholders of Integra LifeSciences Holdings Corporation (the "Company") will be held as, and for the purposes, set forth below:

TIME                         9:00 a.m. on Monday, May 17, 2004

PLACE                        Radisson Hotel, Princeton
                             4355 Route 1 at Ridge Road
                             Princeton, New Jersey 08540

ITEMS OF BUSINESS            1.   To elect six directors of the Company to hold
                                  office as specified in the accompanying
                                  Proxy Statement.

                             2.   To consider and vote upon a proposal to
                                  increase the number of shares authorized for issuance under the Company's 1998 Employee Stock Purchase Plan.

                             3.   To ratify the appointment of
                                  PricewaterhouseCoopers LLP as the Company's auditors for the current fiscal year.

                             4. To act upon any other matters properly coming before the meeting or any adjournment or postponement thereof.

RECORD DATE                  Holders of record of the Company's common stock at
                             the close of business on April 5, 2004
                             are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting for ten days prior to the Meeting during ordinary business hours at the Company's headquarters located at 311 Enterprise
                             Drive, Plainsboro, New Jersey.

ANNUAL REPORT The 2003 Annual Report of Integra LifeSciences Holdings Corporation is being mailed simultaneously herewith. The Annual Report is not to be considered part of the proxy solicitation materials.

IMPORTANT                    In order to avoid additional soliciting expense to
                             the Company, please MARK, SIGN, DATE and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Meeting. If you attend the Meeting and wish to vote your shares in person, arrangements will be made for you to do so.


                                         By order of the Board of Directors,
Plainsboro, New Jersey
April 12, 2004
                                         John B. Henneman, III
                                         Secretary

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                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
                              311 ENTERPRISE DRIVE
                          PLAINSBORO, NEW JERSEY 08536
                               ------------------
                                 PROXY STATEMENT
                               ------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2004


PURPOSE OF MEETING

         We are providing this Proxy Statement to holders of our common stock in connection with the solicitation by the Board of Directors of Integra LifeSciences Holdings Corporation of proxies to be voted at the Company's 2004 annual meeting of stockholders (the "Meeting") and at any adjournments or postponements thereof. The Meeting will begin at 9:00 a.m. local time on Monday, May 17, 2004 at the Radisson Hotel Princeton, 4355 Route 1 at Ridge Road, Princeton, New Jersey. We are first mailing this Proxy Statement, the enclosed Notice of Annual Meeting of Stockholders, and the form of proxy to stockholders of the Company on or about April 12, 2004.

         At the Meeting, we will ask the stockholders of the Company to consider and vote upon:

(i) the election of six directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified (see "Proposal 1. Election of Directors");

(ii) a proposal to increase by 1,000,000 the number of shares authorized for issuance under the Company's 1998 Employee Stock Purchase Plan (see "Proposal 2. Amendment to 1998 Employee Stock Purchase Plan"); and

(iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's auditors for the current fiscal year (see "Proposal 3. Ratification of Auditors").


         We know of no other matters that will be presented for consideration at the Meeting. If any other matters are properly presented at the Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy will have authority to vote on such matters in accordance with their best judgment.

RECORD DATE

         As of April 5, 2004, the record date for the Meeting, 28,517,161 shares of our common stock were outstanding. Only persons who hold of record our common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof.

VOTING AND REVOCABILITY OF PROXIES

         Holders of common stock will vote together as a single class on each matter voted upon at the Meeting and any adjournment or postponement thereof.

         Each share of our common stock entitles the holder of record thereof to one vote. Each stockholder may vote in person or by properly executed proxy on all matters that properly come before the Meeting and any adjournment or postponement thereof. The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of common stock outstanding on the Record Date will constitute a quorum for purposes of voting at the Meeting.

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         Directors are to be elected by the affirmative vote of the holders of a plurality of the issued and outstanding shares of common stock present, in person or by proxy, at the Meeting and entitled to vote. Cumulative voting in the election of directors is not permitted. The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock present, in person or by proxy, at the Meeting and entitled to vote is required to approve and adopt the proposed amendment to our Employee Stock Purchase Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's auditors for the current fiscal year.

         The Board of Directors is soliciting the enclosed proxy for use in connection with the Meeting and any postponement or adjournment thereof. All properly executed proxies received prior to or at the Meeting or any postponement or adjournment thereof and not revoked in the manner described below will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted "FOR" the approval and adoption of each of the proposals set forth herein.

         If a proxy is marked as "Withhold Authority" or "Abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by such proxy will not be voted on such matter. Abstentions will be included within the number of shares present at the Meeting and entitled to vote for purposes of determining whether such matter has been authorized, but nominee and other Specified Non-Votes will not be so included.

         If we fail to obtain a quorum for the Meeting or a sufficient number of votes to approve a proposal, we may adjourn the Meeting for the purpose of obtaining additional proxies or votes or for any other purpose. At any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as they would have been voted at the original Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn). Proxies voting against a Proposal set forth herein will not be used to adjourn the Meeting to obtain additional proxies or votes with respect to such proposal.

         You may revoke your proxy by (a) delivering to the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the Secretary of the Company at or before the Meeting or (c) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Meeting to: Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536, Attention: Executive Vice President, Chief Administrative Officer and Secretary.

         We will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to solicitation by use of the mail, proxies may be solicited by telephone, telegraph or personally by our directors, officers and employees, who will receive no extra compensation for their services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of common stock.

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




                      PROPOSAL 1. ELECTION OF DIRECTORS


         The Board of Directors has nominated six persons for election as directors whose terms will expire at the 2005 Annual Meeting of Stockholders, or when their successors are elected and qualified. The proxies cannot be voted for a greater number of persons than the following nominees: David C. Auth, Ph.D., Keith Bradley, Ph.D., Richard E. Caruso, Ph.D., Stuart M. Essig, Neal Moszkowski and James M. Sullivan, each of whom are currently directors of the Company.

         If any nominee should be unable to serve as director, an event not now anticipated, the shares of common stock represented by proxies would be voted for the election of such substitute as the Board of Directors may nominate. Set forth below is certain information with respect to the persons nominated as directors of the Company. See "Additional Information - Principal Stockholders" for information regarding the security holdings of our director nominees.

         DAVID C. AUTH, PH.D. has been a director of the Company since 2002. Dr. Auth is an independent investor. From 1989 to 1995, Dr. Auth served as Chief Executive Officer of Heart Technology, Inc., a company that Dr. Auth founded and that was later acquired by Boston Scientific Corporation. Dr. Auth served as Director, Biophysics International, a division of E.R. Squibb and Sons, Inc. from 1985 to 1989 and as Director, New Product Ventures, of Squibb Medical Products from 1982 to 1985. Dr. Auth was a Professor of Electrical Engineering at the University of Washington from 1969 to 1982. He holds a Ph.D. degree from Georgetown University and is a registered professional electrical engineer in the State of Washington. Dr. Auth is 63 years old.

         KEITH BRADLEY, PH.D. has been a director of the Company since 1992. He has been a director of Highway Insurance plc, a London Stock Exchange corporation, since 1996 and has been a consultant to a number of business, government and international organizations. Dr. Bradley has held visiting professorships at the Harvard Business School, Wharton, UCLA, and has been a visiting fellow at Harvard's Center for Business and Government. Recently he was professor of international management and management strategy at the Open University and City University, London Business Schools. Dr. Bradley has taught at the London School of Economics and was the director of the school's Business Performance Group for more than six years. He received B.A., M.A. and Ph.D. degrees from British universities. Dr. Bradley is
59 years old.

         RICHARD E. CARUSO, PH.D. has served as the Company's Chairman since March 1992. Dr. Caruso is currently a member of The Provco Group, a venture and real estate investment company, and an advisor to Quaker BioVentures, a medical venture capital financial investor. Dr. Caruso served as the Company's Chief Executive Officer from March 1992 to December 1997 and also as the Company's President from September 1995 to December 1997. From 1969 to 1992, Dr. Caruso was a principal of LFC Financial Corporation, a project finance company, where he was also a director and Executive Vice President. Dr. Caruso is on the Board of Susquehanna University, The Baum School of
Art and The Uncommon Individual Foundation (Founder). He received a B.S. degree from Susquehanna University, an M.S.B.A. degree from Bucknell University and a Ph.D. degree from the London School of Economics, University of London (United Kingdom). Dr. Caruso is 60 years old.

         STUART M. ESSIG has served as President and Chief Executive Officer and as a director of the Company since December 1997. Prior to joining the Company, Mr. Essig supervised the medical technology practice at Goldman, Sachs & Co. as a managing director. Mr. Essig had ten years of experience at Goldman Sachs serving as a senior merger and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. Mr. Essig received an A.B.
degree from the Woodrow Wilson School of Public and International Affairs at Princeton University and an M.B.A. and a Ph.D. degree in Financial Economics from the University of Chicago, Graduate School of Business. Mr. Essig also serves as a director of St. Jude Medical Corporation and ADVAMED, the Advanced Medical Technology Association. Mr. Essig is 42 years old.

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         NEAL MOSZKOWSKI has been a director of the Company since March 1999.
Mr. Moszkowski currently serves as co-Chief Executive Officer of Soros Private Equity, and he is a Managing Director of Soros Fund Management LLC. He has been with Soros since 1998. Prior thereto, Mr. Moszkowski was an Executive Director of Goldman Sachs International and a Vice President of Goldman, Sachs & Co. in its Principal Investment Area, which he joined in August 1993. He received a B.A. degree from Amherst College and an M.B.A. degree from Stanford University. Mr. Moszkowski also serves as a director of JetBlue Airways, Bluefly, Inc. and Day International Group, Inc.
Mr. Moszkowski is 38 years old.

         JAMES M. SULLIVAN has been a director of the Company since 1992. Since 1986, he has held several positions with Marriott International, Inc. (and its predecessor, Marriott Corp.), including Vice President of
Mergers and Acquisitions, and his current position as Executive Vice President of Lodging Development. From 1983 to 1986, Mr. Sullivan was Chairman, President and Chief Executive Officer of Tenly Enterprises, Inc., a privately held company operating 105 restaurants. Prior to 1983, he held senior management positions with Marriott Corp., Harrah's Entertainment, Inc., Holiday Inns, Inc., Kentucky Fried Chicken Corp. and Heublein, Inc. He also was employed as a senior auditor with Arthur Andersen & Co. and served as a director of Classic Vacation Group, Inc. until its acquisition by Expedia, Inc. in March 2002. Mr. Sullivan received a B.S. degree in Accounting from Boston College and an M.B.A. degree from the University of Connecticut. Mr. Sullivan is 60 years old.

      THE BOARD OF DIRECTORS HEREBY RECOMMENDS THAT THE STOCKHOLDERS OF THE
         COMPANY VOTE "FOR" THE ELECTION OF EACH NOMINEE FOR DIRECTOR.



INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES

         The Board of Directors held five regularly scheduled and three special meetings during 2003. The Company's independent directors meet at least twice a year in executive session without management present. The Board of Directors has determined that, except for Mr. Essig, all of the Company's directors are independent as defined by the applicable NASDAQ listing standards.

          The Company has standing Audit, Nominating and Compensation Committees of its Board of Directors. During 2003, each incumbent director attended in person or by conference telephone at least 75% of the total number of meetings of the Board of Directors and of each committee of the Board of Directors on which he served.

         Audit Committee. The Audit Committee is comprised of Mr. Moszkowski (chair), Dr. Bradley and Mr. Sullivan, and it met five times in 2003. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this proxy statement. The Audit Committee is comprised entirely of nonemployee, independent members of the Board of Directors, each of whom has been determined by the Board of Directors to be financially literate and independent as required by applicable listing standards of NASDAQ. The Board of Directors has determined that Mr. Sullivan and Mr. Moszkowski are "audit committee financial experts," as defined by the applicable NASDAQ listing standards.

         Nominating Committee. The Nominating Committee was established on March 2, 2004 and is currently comprised of Dr. Caruso (chair), Dr. Bradley and Mr. Sullivan. The purpose of the Nominating Committee is to assist the Board of Directors in the identification of qualified candidates to become directors, the selection of nominees for election as directors at the stockholders meeting, the selection of candidates to fill any vacancies on the Board, and the oversight of the evaluation of the board. The Nominating Committee operates pursuant to a written charter, a copy of which is available on our website at www.integra-LS.com through the "Investors Relations" link under the heading "Corporate Governance." The Board of Directors has determined that all of the members of the Nominating Committee are independent, as independence for nominating committee members is defined under the NASDAQ listing standards.

         When considering a candidate for nomination as a director, the Nominating Committee may consider, among other things it deems appropriate, the candidate's personal and professional integrity, ethics and values, experience in corporate management, experience in the Company's industry and with relevant social policy concerns, experience as a board member of another publicly held company, academic expertise in an area of the Company's operations, and practical and mature business judgment. The Nominating Committee applies the same criteria to nominees recommended by stockholders that it does to other new nominees.

         The Nominating Committee will consider stockholder nominated candidates for director provided that the nominating stockholder identifies the candidate's principal occupation or employment, the number of shares of the Company beneficially owned by such candidate, a description of all arrangements or understandings between the nominating stockholder and such candidate and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years, and any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

         A stockholder's recommendation must also set forth the name and address, as they appear on the Company's books, of the stockholder making such recommendation, the class and number of shares of the Company beneficially owned by the stockholder and the date the stockholder acquired such shares, any material interest of the stockholder in such nomination, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his capacity as a proponent of a stockholder proposal, and a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate's willingness to serve, if elected. Recommendations for candidates to the Board of Directors must be submitted in writing on or before December 16, 2004 to Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536, Attention: Executive Vice President, Chief Administrative Officer and Secretary.

         Compensation Committee. The Compensation Committee is currently comprised of Dr. Auth (chair), Dr. Bradley and Mr. Moszkowski, and it met twice in 2003. The Compensation Committee makes decisions concerning salaries and incentive compensation, including the issuance of stock options and other equity awards, for employees and consultants of the Company. The Compensation Committee also administers the Company's 2003, 2001 and 2000 Equity Incentive Plans, the Company's 1998 and 1999 Stock Option Plans, the Company's 1993 and 1996 Incentive Stock Option and Non-Qualified Stock Option Plans, and the Company's Employee Stock Purchase Plan (collectively, the "Approved Plans"). The Board of Directors has determined that each of the members of the Compensation Committee is independent as required by the applicable listing standards of NASDAQ.

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         Until March 2004, the Board of Directors maintained a separate Equity
Award Committee that made decisions regarding the issuance of stock options and other equity awards and administered the Approved Plans. In March 2004, the Board of Directors eliminated the Equity Award Committee and expanded the charge of the Compensation Committee to include decisions concerning issuance of stock options and other equity awards to employees and consultants of the Company and administration of the Company's Approved Plans.

         It is our policy to encourage our directors to attend the annual meeting of stockholders if it is convenient for them to do so. Two of our directors attended the annual meeting of stockholders in 2003.

         Stockholders may communicate with our Board of Directors, any of its constituent committees or any member thereof by means of a letter addressed to the Board of Directors, its constituent committees or individual directors and sent care of Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, NJ 08536, attention: Vice President and General Counsel.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

         In 2003, we granted Dr. Caruso options to purchase 15,000 shares of common stock under the 2001 Equity Incentive Plan as compensation for his service as Chairman of the Board of Directors. Additionally, in 2003 we granted Dr. Auth, Dr. Bradley, Mr. Moszkowski, and Mr. Sullivan each options to purchase 10,000 shares of common stock under the 2001 Equity Incentive Plan as compensation for their service on the Board of Directors. We did not pay any cash compensation to our directors for their service as directors. We pay reasonable travel and out-of-pocket expenses incurred by non-employee directors in connection with attendance at meetings to transact business of Integra or attendance at meetings of the Board of Directors or any committee thereof.

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           PROPOSAL 2. AMENDMENT TO 1998 EMPLOYEE STOCK PURCHASE PLAN

         The Board of Directors has approved and is proposing for stockholder approval an amendment to the Integra LifeSciences Corporation Employee Stock Purchase Plan (the "Plan") that would increase the number of shares available for issuance under the Plan by 1,000,000 from 500,000 to 1,500,000. The Plan encourages employee ownership of the Company's common stock by enabling eligible employees of the Company or any participating subsidiary to purchase discounted shares of the Company's common stock through payroll deductions. The Board of Directors believes that the employees of the Company and its participating subsidiaries value the right to participate in the Plan and that the Plan helps the Company to attract and retain officers and other employees and to motivate them to exercise their best efforts on behalf of the Company and its subsidiaries.

         As of March 31, 2004, there remained approximately 196,000 shares of common stock available for issuance under the Plan. Because the plan is open to most employees of the Company and its participating subsidiaries, the shares now available for issuance under the Plan may prove insufficient to meet the Company's needs. Accordingly, the Board of Directors proposes and recommends that the stockholders approve an amendment to the Plan that would increase the number of shares available for issuance under the Plan by 1,000,000 from 500,000 to 1,500,000. The Board of Directors has approved the proposed amendment, subject to stockholder approval.

         The text of the Plan is attached as Appendix B to this Proxy Statement. The following description of the Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the Plan itself. On April 5, 2004, the closing price of a share of the common stock on the NASDAQ National Market was $31.90.

         Number of Shares. The maximum number of shares of our common stock which may be issued pursuant to the Plan if the amendment is approved will be 1,500,000 (subject to adjustment to reflect stock dividends, stock splits, share combinations, and similar changes in the capitalization of the Company). These shares may be authorized but unissued shares or reacquired shares, and we may purchase shares required for this purpose, from time to time, if we deem such purchase to be advisable.

         Administration. The Compensation Committee administers the Plan and has full and final authority, in its discretion but subject to the express provisions of the Plan, to: o interpret the Plan; o make, amend, and rescind rules and regulations relating to the Plan; o determine the terms and provisions of the instruments by which options shall be evidenced; and o make all other determinations necessary or advisable for the administration of the Plan.

         Eligibility. The following employees are not eligible to participate in the Plan: o those whose customary employment is for less than five months in any calendar year; o those whose customary employment is 20 hours or less per week;
o 5% or more owners of our stock; and o those who are classified as "temporary" and who have been employed for less than six months.

         All other employees of the Company or certain subsidiary corporations are eligible to participate in the Plan. The Board may also approve participation in the Plan by employees of certain related corporations of the Company.

         Option Terms. Options to purchase shares of Common Stock are granted to participating employees as of the first business day of each Option Term. Option Terms begin each January 1 and end on the following December 31. Payroll deductions are accumulated during an Option Term and purchases of shares occur at the end of each Option Term (from the amounts accumulated during that Option
Term).

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         Participation. An eligible employee may become a participant in the
Plan for an Option Term by authorizing the Company to have deductions of up to 15% made from his or her basic rate of compensation during the Option Term. If an employee first becomes eligible for the Plan after the beginning of an Option Term, but before October 1 of that year, then the employee is eligible to participate by making payroll deductions for the remainder of the Option Term, commencing on the first business day of the calendar quarter coincident with or immediately following the date he or she first becomes eligible. Payroll deduction amounts under the Plan are held as general assets of the Company. During an Option Term, an employee may not change his or her percentage of payroll deduction, but may cease payroll deductions for the remainder of the Option Term. However, an employee may not withdraw any contributed funds other than by terminating participation in the Plan (as described below).

         Purchase Price. The purchase price for each share (the "Purchase Price") will be equal to the lesser of (i) 85% of the fair market value of our common stock on the first business day of the applicable Option Term (or, in the case of an employee who first becomes eligible for the Plan after the beginning of an Option Term, 85% of the fair market value of our common stock on the first business day of the applicable calendar quarter), or (ii) 85% of the fair market value of our common stock on the last business day of the applicable Option Term. For purposes of the Plan, the per share fair market value of our common stock on the relevant date is equal to the quoted closing price on the last business day prior to such date.

         Exercise of Option. Subject to the limits of the Plan, on the last business day of each Option Term, a participating employee's option is automatically exercised for the number of whole shares of our common stock purchasable with his or her accumulated payroll deductions under the Plan for such Option Term. An employee must be employed on the last day of the Option Term in order to acquire stock for that Option Term under the Plan. In no event may the number of whole shares of common stock purchased by an employee during an Option Term exceed 4,000 (subject to adjustment to reflect stock dividends, stock splits, share combinations and similar changes in the capitalization of the Company).

         Accrual Limitation. No employee may be granted an option under the Plan which permits his or her rights to purchase stock under the Plan and all other "employee stock purchase plans" of the Company and any parent or subsidiary to accrue at a rate that exceeds $25,000, determined as of the first business day of the Option Term.

         Termination of Participation. A participating employee will be refunded all payroll deductions held on his or her behalf, and his or her participation in the Plan will be terminated, if:

        o the employee elects to terminate participation and withdraw his or her payroll deductions by providing notice to that effect to the Company;
        o the employee ceases to be employed by the Company or a participating subsidiary;
        o the Board of Directors elects to terminate the Plan; or o the employee ceases to be eligible to participate in the Plan.

         Termination of participation during an Option Term will not affect an employee's ability to participate in later Option Terms, provided the employee continues to satisfy the eligibility requirements of the Plan.

         Nonassignability. No participating employee may assign his or her payroll deductions or options to purchase shares of our common stock under the Plan, whether voluntarily, by operation of law or otherwise. However, the right to receive a return of accumulated payroll deductions (if any) after death of the employee may be transferred by will or by the laws of descent and distribution.

         Amendment. The Board of Directors may, at any time, amend the Plan in any respect; provided, however, that without approval of the stockholders of the Company no amendment shall be made

o increasing the number of shares that may be made available for purchase under the Plan, o changing the eligibility requirements for participating in the Plan, or o otherwise causing options issued under the Plan to fail to meet Section 423 of the Code.

         Termination. With respect to any shares of our common stock not subject to options under the Plan, the Board of Directors may terminate the Plan at any time. In any event, the Plan shall, without further action of the Board of Directors, terminate when all of our shares of common stock that may be made available for purchase under the Plan have been issued.

         Federal Income Tax Aspects of the Plan. The following is a summary of the current federal income tax consequences to the Company and the participating employees receiving options pursuant to the Plan. The following summary is not intended to be a full discussion of all tax consequences of participation and does not cover any alternative minimum tax, state or local income or other taxes.

         The Plan is intended to meet the requirements of Section 423 of the Code. Under Section 423, no income will be recognized for federal income tax purposes by participants when they are granted an option under the Plan at the beginning of an Option Term (or on a delayed grant date) or upon purchase of shares at the end of an Option Term. The Company receives no deduction at either the applicable grant date or end of an Option Term.

         If the shares acquired by a participant pursuant to the Plan are disposed of more than two years after the applicable grant date (or if the participant dies while owning the shares), the participant will recognize ordinary income to the extent of the lesser of: (a) the purchase price discount of the shares at the applicable grant date; or (b) the amount by which the fair market value of the shares at the time of disposition exceeded the price paid for the shares. Additional gain or loss, if any, will be taxed as capital gain or loss. The Company receives no deduction if the shares are disposed of more than two years after the applicable grant date of the Option Term in which they are acquired.

         If the shares are disposed of within two years from the applicable grant date of an Option Term, the participant will recognize ordinary income in the year of disposition in the amount by which the fair market value of the shares on the date of acquisition exceeded the price paid for the shares. Any additional gain or loss on the disposition of the shares is treated as capital gain or loss. The Company may take a deduction in the year a participant makes a disqualifying disposition (i.e., disposes of shares within two years from the applicable grant date) to the extent the participant recognizes ordinary income on the disposition, subject to Sections 83 and 162(m) of the Code.


EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2003 regarding existing compensation plans (including individual compensation arrangements)
under which equity securities of Integra are authorized for issuance:
                                             Number of securities to         Weighted-average        Number of securities remaining
                                             be issued upon exercise        exercise price of                 available for
                                             of outstanding options,       outstanding options,           future issuance under
             Plan Category                     warrants and rights         warrants and rights        equity compensation plans (1)
-----------------------------------------    -------------------------   -------------------------   -------------------------------
-----------------------------------------    -------------------------   -------------------------   -------------------------------
Equity compensation plans approved by
   the Company's stockholders                       4,133,482 (2)                 $11.51 (3)                  3,631,207 (4)
Equity compensation plans not
   approved by the Company's                           --                            --                           --
   stockholders                                     _________                     ________                    ________
         Total                                      4,133,482                     $11.51                      3,631,207

(1) Excludes securities to be issued upon the exercise of outstanding options, warrants and rights. (2) Includes 1,250,000 Restricted Units issued in December 2000 under the 2000 Equity Incentive Plan. Each
       Restricted Unit represents the right to receive one share of our common stock without payment of any exercise price. The remaining awards are comprised entirely of stock options under the 1993 Incentive Stock Option and Non-Qualified Stock Option Plan, the 1996 Incentive Stock Option and Non-Qualified Stock Option Plan, the 1998 Stock Option Plan, the 1999 Stock Option Plan, the 2000 Equity Incentive Plan, the 2001 Equity Incentive Plan and the 2003 Equity Incentive Plan.
(3) Excluding the 1,250,000 Restricted Units, the weighted average exercise price was $16.49. (4) Includes 195,473 shares of common stock which remain available for issuance under the Employee Stock
       Purchase Plan and 3,435,734 shares which remain subject to awards under the 1996 Incentive Stock Option and Non-Qualified Stock Option Plan, the 1998 Stock Option Plan, the 1999 Stock Option Plan, the 2000 Equity Incentive Plan, the 2001 Equity Incentive Plan, and the 2003 Equity Incentive Plan.


NEW PLAN BENEFITS

The amount of benefits available under the Plan is based on discretionary elections of employees to participate. Accordingly, it is not possible to determine the benefits that will be received in the future by participants in the Plan. The table below sets forth the amount of common stock that the Named Officers (as defined within the "Executive Compensation" section) and other groups purchased during 2003 pursuant to the Plan.




                                                                               Number of Shares
                                                                                Under the 1998
                                                                                Employee Stock
                Name and Position                                                Purchase Plan
                ----------------------------------------------------------    --------------------
                ----------------------------------------------------------    --------------------
                                                                                     1,416
                Stuart M. Essig
                     President and Chief Executive Officer

                John B. Henneman, III
                     Executive Vice President, Chief Administrative
                     Officer and Secretary                                           1,416


                Robert D. Paltridge
                     Senior Vice President, Worldwide Sales                            966



                David B. Holtz
                     Senior Vice President, Finance and Treasurer                      377

                Donald R. Nociolo
                     Senior Vice President, Operations                                   0

                All Current Executive Officers as a Group                            5,926

                All Current Directors Who are Not Executive Officers as
                a Group                                                                  0

                All Employees, Including All Current Officers Who are
                Not Executive Officers, as a Group                                  46,149

      THE BOARD OF DIRECTORS HAS ADOPTED A RESOLUTION APPROVING THE AMENDENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN AND HEREBY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE
                       1998 EMPLOYEE STOCK PURCHASE PLAN.

                       PROPOSAL 3. RATIFICATION OF AUDITORS

         The firm of PricewaterhouseCoopers LLP served as our independent accountants for 2003 and has been selected by the Board of Directors to serve in the same capacity for 2004. The stockholders will be asked to ratify this appointment at the Meeting. The ratification of independent accountants by the stockholders is not required by law or our By-laws. We have traditionally submitted this matter to the stockholders and believe that it is good practice to continue to do so.

         Ratification of PricewaterhouseCoopers LLP as our auditors requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of common stock present, in person or by proxy, at the Meeting and entitled to vote. If a majority of the votes cast on this matter are not cast in favor of the ratification of PricewaterhouseCoopers LLP, we will appoint other independent accountants as soon as practicable and before the close of the 2004 year.

         During fiscal year 2003, PricewaterhouseCoopers LLP not only acted as our independent auditors, but also rendered other services, including tax and acquisition-related due diligence services.

         The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP and affiliated entities (collectively, "PricewaterhouseCoopers") for audit and non-audit services (as well as all "out-of-pocket" costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table.


                                                                              Actual Fees (in thousands)
                                                                               2003              2002
Audit Fees................................................................    $ 520             $ 375
Audit-Related Fees......................................................        188               155
        Total Audit and Audit-Related Fees............................        $ 708             $ 530

Tax Fees..................................................................      228               190
All Other Fees............................................................      --                  8
Total Fees.................................................................   $ 936             $ 728


         The nature of the services provided in each of the categories listed above is described below:

         Audit Fees -- Consists of professional services rendered for the audits of the consolidated financial statements of the Company, quarterly reviews, statutory audits, consents, and assistance with and review of documents filed with the Securities and Exchange Commission (the "Commission").

         Audit-Related Fees -- Consists of services related to an employee benefits plan audit, financial due diligence and accounting consultations in connection with proposed acquisitions, and consultations concerning financial accounting and reporting standards.

         Tax Fees -- In 2003, approximately 39% of Tax Fees were related to tax compliance (review and preparation of corporate tax returns, assistance with tax audits, review of the tax treatment for certain expenses, extra-territorial income analysis, transfer pricing documentation for compliance purposes and tax due diligence relating to acquisitions). Other tax services included state and local tax planning and consultations with respect to various domestic and international tax planning matters.

         All Other Fees -- Consists of advice rendered in connection with a distribution expense reduction program.

         All fees described above were approved by the Audit Committee.

Pre-Approval of Audit and Non-Audit Services

         Under the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent auditor.

         Management submits requests for approval in writing to the Committee, which meets to discuss such requests and to approve or decline to approve the requests. Committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee's responsibilities under the Exchange Act to the Company's management.

         The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

         The Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant's independence.

         Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from stockholders during the meeting.



 THE BOARD OF DIRECTORS HAS ADOPTED A RESOLUTION APPROVING THE APPOINTMENT OF AUDITORS AND HEREBY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S AUDITORS FOR 2004.

                             ADDITIONAL INFORMATION


EXECUTIVE COMPENSATION

         The following table sets forth certain information for the Company's last three fiscal years concerning the annual, long-term and other compensation of the chief executive officer of the Company and each of the Company's four highest paid executive officers as of December 31, 2003 whose total annual salary and bonus during 2003 exceeded $100,000 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                    Annual Compensation             Long-Term Compensation Awards
                                           -------------------------------------- ----------------------------------
Name and Principal Position                  Year      Salary     Other Annual      Restricted        Securities          Other
                                                                  Compensation     Stock Awards       Underlying      Compensation
                                                                       (1)              (2)          Options (3)           (4)
------------------------------------------ --------- ----------- ---------------- ---------------- ----------------- ---------------
                                                                       --
Stuart M. Essig                              2003    $402,821          --               --                  --            $2,400
     President and Chief Executive           2002    $362,500$325,000  --               --              36,208            $2,200
     Officer                                 2001                                       --              31,565            $1,575

John B. Henneman, III                        2003    $297,132          --               --              45,000            $2,400
     Executive Vice President, Chief         2002    $257,500          --               --              35,062            $2,200
     Administrative Officer and Secretary    2001    $240,000          --               --             152,000            $1,575


Donald R. Nociolo                            2003     $185,308         --               --               1,000            $2,400
     Senior Vice President, Operations       2002     $170,000         --               --              12,875            $2,200
                                             2001    $160,000          --                    --         60,000            $1,440
Robert D. Paltridge                          2003    $181,270        $79,416            --              20,000            $2,400
     Senior Vice President, Worldwide        2002     $172,500       $55,127            --              15,125            $2,200
     Sales                                   2001     $165,000       $34,302            --              10,000            $1,575

David B. Holtz                               2003    $188,998        $40,000            --               7,000            $2,268
     Senior Vice President, Finance and      2002    $180,000        $30,000            --              20,583            $2,170
     Treasurer                               2001     $175,000         --               --              70,000            $1,313


(1) The amounts reported in this column for Mr. Paltridge represent contingent compensation that is based upon the achievement of sales targets for certain products. The amount reported in this column in 2003 and 2002 for Mr. Holtz represents compensation associated with his assumption of responsibility for the Company's European operations.

(2) The terms of Mr. Essig's Restricted Units are described herein under the heading "Employment Agreements." As of December 31, 2003, Mr. Essig held Restricted Units that entitled him to receive an aggregate of 1,250,000 shares of common stock. Based on the closing price of the Company's common stock of $28.66 per share on December 31, 2003, Mr. Essig's Restricted Units had an aggregate value of $35,825,000 as of December 31, 2003. Dividends will be paid on Mr. Essig's Restricted Units to the extent they are paid on the common stock. Mr. Essig was granted these Restricted Units in 2000.

(3) The amounts reported in this column for 2003 exclude the securities underlying annual option grants approved by the Board of Directors in December 2003 and made in January 2004. Such grants have historically been made in the year in which they are approved. The number of securities underlying such grants for each of the named officers was 25,000 for Mr. Essig, 25,000 for Mr. Henneman, 15,000 for Mr. Nociolo, 15,000 for Mr. Paltridge and 20,000 for Mr. Holtz.

(4) The amounts reported in this column consist of the Company's matching contributions to its 401(k)Plan.

The following tables set forth certain information concerning stock options granted to Named Officers during 2003 and the unexercised options held by them at December 31, 2003.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                       Potential Realizable Value
                                                                                                        at Assumed Annual Rates of
                                                                                                       Stock Price Appreciation for
                                                  Individual Grants                                           Option Term
                         --------------------------------------------------------------------------- ------------------------------
                                                       % of Total
                            Number of Securities   Options Granted    Exercise
                             Underlying Options    to Employees in    Price Per
Name                            Granted (1)         Fiscal Year (2)      Share      Expiration Date        5%             10%
------------------------ ---------------------- ------------------- -------------- ----------------- ------------- ----------------
Stuart M. Essig                      --                   0.0%           --               --                --             --

John B. Henneman, III             20,000                  5.3%         $18.63           02/24/09      $126,719       $287,484
                                  20,000                  5.3%         $22.78           04/07/09      $154,948       $351,523
                                   5,000                  1.3%         $32.39           11/03/09       $55,078       $124,954


Donald R. Nociolo                  1,000                  0.3%         $22.78           04/07/09        $7,747        $17,516

Robert D. Paltridge               20,000                  5.3%         $18.63           02/24/09      $126,720       $287,484


David B. Holtz                     6,000                  1.6%         $22.78           04/07/09       $46,484       $105,457
                                   1,000                  0.3%         $32.39           11/03/09       $11,016        $24,991

(1) Such options were granted with an exercise price equal to the fair market value of the Company's common stock on the grant date, are nontransferable and vest over a period of four years commencing with the date of grant. The data presented in this table excludes the effect of the securities underlying annual option grants approved by the Board of Directors in December 2003 and made in January 2004. Such grants have historically been made in the year in which they are approved. The number of securities underlying such grants for each of the named officers was 25,000 for Mr. Essig, 25,000 for Mr. Henneman, 15,000 for Mr. Nociolo, 15,000 for Mr. Paltridge and 20,000 for Mr. Holtz
(2) The Company granted options to employees to purchase an aggregate of 374,275 shares of common stock during 2003.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                            Shares                        Number of Securities Underlying       Value of Unexercised In-the-Money
                           Acquired        Value         Unexercised Options At Fiscal Year                Options At
                              On          Realized                      End                            Fiscal Year End (2)
                                                      ------------------------------------- --------------------------------------
Name                       Exercise          (1)           Exercisable       Nonexercisable       Exercisable       Nonexercisable
------------------------ ------------ --------------- ----------------- ------------------- ------------------- ------------------
Stuart M. Essig             823,278    $17,454,443           62,099            297,939             $804,768          $4,825,779
John B. Henneman, III        58,091     $1,261,848          208,868            150,633           $3,047,013            $839,564
Donald R. Nociolo            25,458       $533,730           45,201             42,710             $373,745            $208,483
Robert D. Paltridge               0              0           50,489             38,456             $977,265            $373,970
David B. Holtz               38,200       $904,472           59,995             60,877             $437,736            $356,415

(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.


(2) In-the-money options are those in which the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the Company's common stock on December 31, 2003 was $28.66 per share. Value is calculated on the basis of the fair market value of the underlying securities on December 31, 2003 minus the exercise price.

EMPLOYMENT AGREEMENTS

         Stuart M. Essig, Integra's current President and Chief Executive Officer, entered into an Amended and Restated Employment Agreement with the Company in December 2000 that extended the term of his employment with the Company as its President and Chief Executive Officer through December 31, 2005. The Amended Employment Agreement supersedes Mr. Essig's prior employment agreement with the Company dated December 1997.

         Under the Amended Employment Agreement, the Company will pay Mr. Essig an annual base salary in 2004 of $400,000 plus such increases, if any, as may be established by the Company's Board of Directors. Mr. Essig is eligible to receive a performance bonus of up to fifty percent (50%) of his base salary, based upon the satisfaction of certain performance goals established by the Company's Board of Directors. Mr. Essig is also entitled to life insurance equal to the lesser of (a) a $3,000,000 four-year minimum renewable term life insurance policy and (b) the four-year minimum renewable term life policy purchasable by the Company by paying premium payments of $5,000 per year for such policy. Mr. Essig is also entitled to participate in the Company's medical, disability, pension and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its senior executives. The Amended Employment Agreement is for an initial term through December 31, 2005 and shall automatically extend on December 31, 2005 and on each subsequent one-year anniversary thereof for one year unless the Company or Mr. Essig provides written notice of termination at least six months prior to the expiration of the then-current term.

         The Amended Employment Agreement further provides that the Company generally will reimburse, or "gross-up," Mr. Essig on an after-tax basis for any excise tax liability he may incur by reason of any "excess parachute payments" he receives from the Company. Section 280G of the Internal Revenue Code of 1986, as amended, provides that if payments of compensation that are contingent on a change in control exceed three times an employee's "base amount" (his average annual compensation during certain prior years), they will constitute "parachute payments," and the excess of such parachute payments over such base amount generally will constitute "excess parachute payments." Such excess parachute payments are nondeductible by the employer and are subject to a 20% excise tax payable by the employee.

         In connection with the extension of the term of Mr. Essig's employment pursuant to the Amended Employment Agreement in 2000, the Company granted Mr. Essig (i) a non-qualified stock option to purchase 250,000 shares of the Company's common stock under Integra's 1999 Stock Option Plan, (ii) a non-qualified stock option to purchase 250,000 shares of the Company's common stock under Integra's 2000 Equity Incentive Plan and (iii) 1,250,000 "Restricted Units" under Integra's 2000 Equity Incentive Plan. Each stock option (each, an "Option") expires on December 21, 2010 and has an exercise price equal to $11.00 per share (the closing price of the Company's common stock on The NASDAQ National Market on December 21, 2000). Each Option vested and became exercisable with respect to 62,500 shares on December 22, 2001 and, assuming the continuation of Mr. Essig's employment with the Company, each Option will vest and become exercisable with respect to 1/36th of the remaining shares on the first business day of each following month. In the event of a (i) "change in control" of the Company (as defined in the Amended Employment Agreement) or (ii) the termination of Mr. Essig's employment with the Company (a) by Integra without "cause" (as defined in the Amended Employment Agreement) or (b) by Mr. Essig for "good reasons" (as defined in the Amended Employment Agreement), the Options shall vest and become exercisable immediately. The Option granted pursuant to Integra's 1999 Stock Option Plan may be transferred by Mr. Essig to members of his immediate family, to trusts established for the benefit of his immediate family or to partnerships or limited liability companies of which the partners or members are members of his immediate family. Otherwise, the Options may not be transferred by Mr. Essig other than by will or by the laws of descent and distribution.

         Under a Restricted Units Agreement, the Company issued to Mr. Essig a fully vested equity-based signing award bonus in the form of 1,250,000 restricted units (the "Restricted Units") in 2000. Each Restricted Unit represents the right to receive one share of the Company's common stock. The shares of the Company's common stock underlying the Restricted Units ("Unit Shares") shall be delivered to Mr. Essig on January 1, 2006 if Mr. Essig is employed by the Company on December 31, 2005 or on such earlier date as a change in control of the Company occurs; provided, however, that Mr. Essig has the right to defer the delivery of the Unit Shares on as many occasions prior to the date Mr. Essig becomes entitled to delivery of the Unit Shares as Mr. Essig determines from time to time through, but not beyond, June 30, 2025. The Unit Shares may be delivered to Mr. Essig prior to January 1, 2006 in the event of a termination of Mr. Essig's employment with the Company other than (a) for cause or (b) due to his voluntary departure (other than for good reasons or due to disability). If, prior to December 31, 2005 and prior to a change of control of the Company, (i) Mr. Essig's employment with Integra is terminated for cause or
(ii) Mr. Essig voluntarily leaves his employment with the Company (other than for good reasons or due to disability), the Unit Shares will be distributed to Mr. Essig on January 1, 2010.

         The Company has also granted Mr. Essig registration rights requiring the Company to file a "shelf" registration statement at Mr. Essig's request that will provide for the registration and sale on a continuous or delayed basis of the shares of Integra common stock underlying the Options and the Restricted Units.

         Gerard S. Carlozzi, Integra's Executive Vice President and Chief Operating Officer, entered into an Employment Agreement with the Company in October 2003. The employment agreement provides for an annual base salary of $300,000. The employment agreement also provides for a grant of 100,000 nonqualified stock options to Mr. Carlozzi within one year of his entering into the employment agreement. Mr. Carlozzi is entitled to participate and receive benefits under any employee benefit plan or stock-based plan of the Company and shall be eligible for any medical, disability and other plans and benefits covering executives of the Company. The employment agreement has an initial term through December 31, 2004 that will automatically extend on December 31, 2004 and each one-year anniversary thereof for one year unless the Company or Mr. Carlozzi provides written notice at least 30 days prior to the expiration of the then-current term. Mr. Carlozzi shall be entitled to a severance payment equal to 2.99 times his then-current annual base salary, if within twelve months of a change of control of the Company, (a) Mr. Carlozzi terminates his employment agreement for good reason or for the failure of the ultimate parent of the surviving entity or the surviving entity, as applicable, to grant Mr. Carlozzi the title and responsibility he now has with Integra, or (b) the Company terminates or fails to extend the employment agreement of Mr. Carlozzi for reasons other than cause, retirement, disability or death. In addition, the Company will reimburse, or "gross-up," Mr. Carlozzi on an after-tax basis for any excise tax liability he may incur by reason of any "excess parachute payments" he receives from the Company following a change of control. Mr. Carlozzi shall be entitled to a severance payment equal to his then-current base salary if, in the absence of a change of control, (a) he terminates his employment agreement for good reason or (b) the Company terminates or fails to extend his employment agreement for reasons other than cause, retirement, disability or death.

         John B. Henneman, III, Integra's Executive Vice President and Chief Administrative Officer, entered into an Employment Agreement with the Company in October 2003 that replaced his September 2002 employment agreement.

The employment agreement provides for an annual base salary of $350,000. Mr. Henneman is entitled to participate and receive benefits under any employee benefit plan or stock-based plan of the Company and shall be eligible for any medical, disability and other plans and benefits covering executives of the Company. The employment agreement has an initial term through December 31, 2003. On December 31, 2003, Mr. Henneman's term of employment automatically extended to December 31, 2004 and will automatically extend on each December 31st for one year unless the Company or Mr. Henneman provides written notice at least 30 days prior to the expiration of the then-current term. Mr. Henneman shall be entitled to a severance payment equal to 2.99 times his then-current annual base salary, if within twelve months of a change of control of the Company, (a) Mr. Henneman terminates his employment agreement for good reason or for the failure of the ultimate parent of the surviving entity or the surviving entity, as applicable, to grant Mr. Henneman the title and responsibility he now has with Integra, or
(b) the Company terminates or fails to extend the employment agreement of Mr. Henneman for reasons other than cause, retirement, disability or death. In addition, the Company will reimburse, or "gross-up," Mr. Henneman on an after-tax basis for any excise tax liability he may incur by reason of any "excess parachute payments" he receives from the Company following a change of control. Mr. Henneman shall be entitled to a severance payment equal to his then-current base salary if, in the absence of a change of control, (a) he terminates his employment agreement for good reason or (b) the Company terminates or fails to extend his employment agreement for reasons other than cause, retirement, disability or death.

         Donald R. Nociolo, Integra's Senior Vice President, Operations, entered in a Retention Agreement with the Company in February 2003. Under that agreement, Mr. Nociolo shall be entitled to receive a severance amount equal to his then-current base salary (including commissions) if, within twelve months of a change of control of the Company, (a) he terminates his employment agreement for good reason or (b) the Company terminates his employment for reasons other than cause, retirement, disability or death.

         Robert Paltridge, Integra's Senior Vice President, Worldwide Sales, entered in a Retention Agreement with the Company in February 2003. Under that agreement, Mr. Paltridge shall be entitled to receive a severance amount equal to his then-current base salary (including commissions) if, within twelve months of a change of control of the Company, (a) he terminates his employment agreement for good reason or (b) the Company terminates his employment for reasons other than cause, retirement, disability or death.

         David B. Holtz, Integra's Senior Vice President, Finance, and Treasurer, entered into an Employment Agreement with the Company in September 2002 that replaced his December 1998 employment agreement. The employment agreement provides for an annual base salary of $185,000. Mr. Holtz is entitled to participate and receive benefits under any employee benefit plan or stock-based plan of the Company and shall be eligible for any medical, disability and other plans and benefits covering executives of the Company. The employment agreement has an initial term through December 31, 2003. On December 31, 2003, Mr. Holtz's term of employment automatically extended to December 31, 2004 and will automatically extend on each December 31st for one year unless the Company or Mr. Holtz provides written notice at least 30 days prior to the expiration of the then-current term. Mr. Holtz shall be entitled to receive a severance amount equal to 2.99 times his then-current annual base salary, if within twelve months of a change of control of the Company, (a) Mr. Holtz terminates his employment agreement for good reason or for the failure of the ultimate parent of the surviving entity or the surviving entity, as applicable, to grant Mr. Holtz the title and responsibility he now has with Integra, or (b) the Company terminates or fails to extend the employment agreement of Mr. Holtz for reasons other than cause, retirement, disability or death. Mr. Holtz shall be entitled to receive a severance amount equal to his then-current base salary if, in the absence of a change of control, (a) Mr. Holtz terminates his employment agreement for good reason or (b) the Company terminates Mr. Holtz or fails to extend his employment agreement for reasons other than cause, retirement, disability or death.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Dr. Caruso, Dr. Bradley and Mr. Moszkowski served as members of the Compensation Committee in 2003, and the current members of the Compensation Committee are Dr. Auth, Dr. Bradley and Mr. Moszkowski. Dr. Caruso was the Company's Chief Executive Officer from March 1992 to December 1997. Dr. Caruso is the uncle of David Holtz, the Company's Senior Vice President, Finance and Treasurer.

         The Company leases its manufacturing facility in Plainsboro, New Jersey from Plainsboro Associates, a New Jersey general partnership. Ocirne, Inc., a subsidiary of Cono Industries ("Cono"), owns a 50% interest in Plainsboro Associates. Cono is a corporation whose stockholders are trusts whose beneficiaries include the children of Dr. Caruso, the Chairman and a principal stockholder of the Company. Dr. Caruso is the President of Cono. The Company paid $231,000 in rent for this facility during 2003.

         The Company leases certain production equipment from Medicus Corporation. The sole stockholder of Medicus is Trust Partnership, a Pennsylvania general partnership, of which Dr. Caruso is a partner and the President. Under the terms of the lease, the Company paid $90,000 to Medicus Corporation during 2003.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following report of the Compensation Committee is required by the rules of the Commission to be included in this Proxy Statement and addresses the Company's executive compensation policies for the year ended December 31, 2003. This report has been prepared by the 2003 Compensation Committee, whose membership differs from that of the 2004 Compensation Committee. See "Information Concerning Meetings and Certain Committees." This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act of 1934, as amended (the "Exchange Act"), by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

         GENERAL. The Company's compensation policies for executives are intended to further the interests of the Company and its stockholders by encouraging growth of its business through securing, retaining and motivating management employees of high caliber who possess the skills necessary to the development and growth of the Company. The Compensation Committee is mindful of the need to align the interests of management with the interests of the Company's stockholders. The establishment of the Company's equity-based plans was designed to permit the Company to attract and retain talented managers and motivate such managers to enhance profitability and stockholder returns. The Compensation Committee believes that the utilization of equity-based plans serves the interests of the stockholders by creating an appropriate incentive for employees to identify with the stockholders' interests.

         The Company's compensation package consists of base compensation, performance bonuses, and stock options (and, where appropriate, restricted equity grants). Together these elements comprise total compensation value. The total compensation paid to the Company's executive officers is influenced significantly by the need to attract management employees with a high level of expertise and to motivate and retain key executives for the long-term success of the Company and its stockholders.

         BASE COMPENSATION. The Compensation Committee establishes annual base salary levels for executives based on competitive data, level of experience, position, responsibility, and individual and Company performance. The Company has sought to align base compensation levels comparable to its competitors.

         PERFORMANCE BONUSES. The Company supplements base compensation with awards of performance bonuses in the form of cash or equity awards. The Compensation Committee determined that it was in the Company's best interests to pay performance bonuses for the year ended December 31, 2003 with equity awards and not to establish a cash bonus program for its senior executives.

         STOCK OPTIONS. The Company has granted stock options to its executive management under its stock option plans. Option grants are intended to bring the total compensation to a level that the Company believes is competitive with amounts paid by the Company's competitors and which will offer significant returns if the Company is successful and, therefore, provides significant incentives to devote the effort called for by the Company's strategy. The Compensation Committee believes that executives' interests are directly tied to enhanced stockholder value. Thus, stock options have been used to provide the executive management team with a strong incentive to perform in a manner that will benefit the long-term success of the Company and its stockholders.

         OTHER BENEFITS. The Company makes available health care benefits and a 401(k) plan for executive officers on terms generally available to all Company employees. The Compensation Committee believes that such benefits are comparable to those offered by other companies of similar size. The amount of perquisites, as determined in accordance with the rules of the Commission relating to executive compensation, did not exceed $50,000 or 10% of the salary of any executive officer in the last fiscal year.

         CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Essig served as the Company's President and Chief Executive Officer during 2003 pursuant to an employment agreement, which provided for a base salary of $400,000. Mr. Essig waived his right to receive a cash performance bonus. The Board of Directors approved a grant of options to Mr. Essig to purchase 25,000 shares of the Company's common stock in December 2003, and Mr. Essig received the grant in January 2004. For a numerical description of Mr. Essig's compensation in 2003, see "Executive Compensation." The terms of Mr. Essig's employment agreement are described in the section entitled "Employment Agreements."

         Under Code Section 162(m), in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1 million in any one taxable year. However, compensation that qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established objective performance goals under a plan approved by stockholders.

         The Compensation Committee does not presently expect total cash compensation payable as salaries and bonuses to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirements that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under its cash compensation programs, but intends to maintain the flexibility necessary to provide total cash compensation in line with competitive practices, the Company's compensation philosophy and the Company's best interests.


                           The Compensation Committee of the Board of Directors

                           RICHARD E. CARUSO, PH.D.
                           KEITH BRADLEY, PH.D.
                           NEAL MOSZKOWSKI

                             AUDIT COMMITTEE REPORT

         The following report of the Audit Committee is required by the rules of the Commission to be included in this Proxy Statement. This report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

         The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Committee operates pursuant to a Charter that the Board amended and restated on March 2, 2004, a copy of which was attached as Exhibit A to this Proxy Statement.

         As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee this process.

         In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with PricewaterhouseCoopers LLP their independence in relation to the Company. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K for such fiscal year, for filing with the Commission.

                                            SUBMITTED BY THE AUDIT COMMITTEE
                                            OF THE COMPANY'S BOARD OF DIRECTORS

                                            JAMES M. SULLIVAN
                                            KEITH BRADLEY
                                            NEAL MOSZKOWSKI

                             STOCK PERFORMANCE GRAPH

         The following line graph and table compare, for the period from December 31, 1998 through December 31, 2003, the yearly percentage change in the cumulative total stockholder return on the Company's common stock with the cumulative total return of companies on the NASDAQ Stock Market - U.S. Index and the NASDAQ Medical Devices, Instruments and Supplies, Manufacturers and Distributors Index. The graph assumes that the value of the investment in the Company's common stock and the relevant index was $100 at December 31, 1998 and that all dividends were reinvested. The closing market price of the Company's common stock on December 31, 2003 was $28.66 per share.

                                [OBJECT OMITTED]

              Comparison of Cumulative Total Return among Integra LifeSciences Holdings Corporation, the NASDAQ Medical Devices, Instruments and Supplies, Manufacturers and
                           Distributors Index, and the NASDAQ Stock Market -- U.S. Index

                                                          12/98    12/99    12/00   12/01    12/02    12/03
                                                         -------- -------- -------- ------- -------- --------

Integra LifeSciences Holdings Corporation                 $ 100     $175     $404     $780    $522     $849

NASDAQ Medical Devices, Instruments and Supplies,
Manufacturers and Distributors Index                       $100     $121     $125     $137    $111     $160

NASDAQ Stock Market - U.S. Index                           $100     $185     $112    $  89   $  61    $  95


         The graph and table above depict the past performance of the Company's stock price. The Company neither makes nor endorses any predictions as to future stock performance. The graph and table set forth above shall not be deemed (i) incorporated by reference into any filing under the Securities Act or the Exchange Act by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, or (ii) filed under either the Securities Act or the Exchange Act.

PRINCIPAL STOCKHOLDERS


         The following table sets forth certain information regarding the beneficial ownership of common stock as of March 31, 2004 by: (a) each person or entity known to the Company to own beneficially five percent or more of the outstanding shares of common stock, based upon Company records or Commission records; (b) each of the Company's directors; (c) each of the officers named below; and (d) all executive officers and directors of the Company as a group. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.


                                                                       AMOUNT AND NATURE OF
                                                                        BENEFICIAL OWNERSHIP
                                                                                       PERCENT
      NAME AND ADDRESS OF BENEFICIAL OWNER                            SHARES (1)      OF CLASS
     -------------------------------------------------------------- ---------------- ------------
      David Auth, Ph.D.                                                 70,000(2)       *
      Keith Bradley, Ph.D.                                              20,000(3)       *
      Richard E. Caruso, Ph.D.                                       7,114,543(4)      24.9%
      Stuart M. Essig                                                  677,685(5)       2.4%
      Neal Moszkowski                                                   50,000(6)       *
      James M. Sullivan                                                 56,641(7)       *
      John B. Henneman, III                                            246,941(8)       *
      David Holtz                                                       87,248(9)       *
      Robert D. Paltridge                                               63,007(10)      *
      Donald R. Nociolo                                                 22,630(11)      *
      All directors and executive officers as a group
     (13 persons)                                                    8,505,939(12)     29.0%
     FMR Corp.
     82 Devonshire Street, Boston, MA 02109                          2,013,033(13)      7.4%

     Quantum Industrial Partners LDC
     Kaya Flamboyan 9
     Willemsted, Curacao, Netherlands Antilles                       2,472,406(14)      8.7%

     SFM Domestic Investments LLC
     888 Seventh Avenue, 33rd Floor, New York, NY  10106               652,894 (15)     2.3%

     Trust Partnership
     c/o Richard E. Caruso, Ph.D., 919 Conestoga Road,
     Building 2, Suite 106, Rosemont, PA 19010                       7,091,205(16)     24.7%

 * Represents beneficial ownership of less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of March 31, 2004 upon the exercise of an option or other convertible security are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.
(2) Includes 20,000 shares that Dr. Auth has the right to acquire within 60 days of March 31, 2004 upon the exercise of options held by him.

(3) Consists of 20,000 shares that Dr. Bradley has the right to acquire within 60 days of March 31, 2004 upon the exercise of options held by him.

(4) Includes the 7,091,205 shares held by Trust Partnership L.P., a Pennsylvania general partnership of which Dr. Caruso is a partner and the President (also see Note 16 below). Also includes 23,338 shares held by Provco Leasing Corporation ("Provco") of which Dr. Caruso is President. Provco is a wholly owned subsidiary of Cono Industries, Incorporated, a corporation whose stockholders are trusts whose beneficiaries include Dr. Caruso's children. Also includes 70,625 shares that Dr. Caruso has the right to acquire within 60 days of March 31, 2004 upon the exercise of options held by him. Dr. Caruso's address is 919 Conestoga Road, Building 2, Suite 106, Rosemont, Pennsylvania 19010.

(5) Includes 121,911 shares that Mr. Essig has the right to acquire within 60 days of March 31, 2004 upon the exercise of options held by him. Excludes Restricted Units awarded to Mr. Essig in 2000, which entitle him to receive an aggregate of 1,250,000 shares of common stock. The Restricted Units held by Mr. Essig do not give him the right to acquire any shares within 60 days of March 31, 2004.

(6) Consists of 50,000 shares that Mr. Moszkowski has the right to acquire within 60 days of March 31, 2004 upon the exercise of options held by him.

(7) Includes 55,000 shares that Mr. Sullivan has the right to acquire within 60 days of March 31, 2004 upon the exercise of options held by him.

(8) Includes 216,513 shares that Mr. Henneman has the right to acquire within 60 days of March 31, 2004 upon the exercise of options held by him.

(9) Includes 72,708 shares that Mr. Holtz has the right to acquire within 60 days of March 31, 2004 upon the exercise of options held by him.

(10) Includes 58,632 shares that Mr. Paltridge has the right to acquire within 60 days of March 31, 2004 upon the exercise of options held by him.

(11) Includes 46,009 shares that Mr. Nociolo has the right to acquire within 60 days of March 31, 2004 upon the exercise of options held by him.

(12) See Notes 2 through 11 above. Also includes 97,244 shares held by three executive officers of the Company and/or its subsidiaries who are not listed in the table, as well as 68,293 shares that those officers have the right to acquire within 60 days of March 31, 2004 upon the exercise of options held by them.

(13) Includes 1,429,878 shares of Common Stock beneficially owned by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, 213,778 of which are attributable to the assumed conversion into Common Stock of $7,300,000 in principal amount of the Company's convertible notes due 2008 held by Fidelity on December 31, 2003.
         Also includes 512,555 shares of Common Stock beneficially owned by Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. and a bank, and 70,600 Fidelity International Limited, a former subsidiary of FMR Corp. Edward C. Johnson, Chairman of FMR Corp. and Abigail Johnson, a director of FMR Corp., and members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Form 13F filed by FMR Corp. with the Commission on February 17, 2004.

(14) QIH Management Investor, L.P. is a minority shareholder of and is vested with investment discretion with respect to the portfolio assets held for the account of Quantum Industrial Partners LDC. The sole general partner of QIH Management Investor, L.P. is QIH Management LLC. Soros Private Funds Management LLC is the sole managing member of QIH Management LLC and Mr. Soros is the sole member of Soros Private Funds Management LLC. Mr. Soros has entered into an agreement dated as of January 1, 1997 with Soros Fund Management LLC, pursuant to which Mr. Soros has, among other things, agreed to use his best efforts to cause QIH Management LLC to act at the direction of Soros Fund Management LLC. Accordingly, each of QIH Management Investor, L.P., QIH Management, LLC, Soros Fund Management and Mr. Soros may be deemed the beneficial owner of the Quantum Industrial Partners Shares.

(15) Mr. Soros is the sole managing member of SFM Domestic Investments LLC and may be deemed the beneficial owner of the SFM Domestic Investments LLC Shares.

(16) The partners of Trust Partnership are Athena Venture Partners, L.P., Dr. Caruso and Provco, each of which may be deemed to beneficially own the shares held by Trust Partnership; however, such partners of Trust Partnership disclaim beneficial ownership of all such shares except to the extent represented by their respective equity and profit participation interests in Trust Partnership.



SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's outstanding shares of common stock and certain other holders of such shares (collectively, "Covered Persons"), to file with the Commission and the NASDAQ Stock Market, within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of common stock and other equity securities of the Company.

         Based solely upon the Company's review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company's knowledge all of the Section 16(a) filing requirements applicable to Covered Persons were complied with during 2003, except for the following:

        a) a statement of changes in beneficial ownership of securities on Form 4 for the purchase of common stock in September 2003 was filed late by Dr. Keith Bradley; and
        b) the initial statement of beneficial ownership of securities on Form 3 and a statement of changes in beneficial ownership of securities on Form 4 for the grant of options in September 2003 were filed late by Gerard Carlozzi, Executive Vice President and Chief Operating Officer of the Company.


STOCKHOLDER PROPOSALS

         The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company's proxy statement and form of proxy for the 2005 Annual Meeting of Stockholders (the "Annual Meeting") is December 16, 2004. The date after which notice of a stockholder Proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is considered untimely is March 2, 2005. If notice of a stockholder Proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is received by the Company after March 2, 2005, then the Company's proxy for the Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the Annual Meeting.

OTHER MATTERS

A copy of the Company's 2003 Annual Report to Stockholders is being mailed simultaneously herewith to stockholders but is not to be regarded as proxy solicitation material. In addition, our Code of Conduct, which applies to all of the Company's directors and officers, and the charters for each of our Audit, Compensation, and Nominating Committees are accessible via our website at www.integra-LS.com through the "Investor Relations" link under the heading "Corporate Governance."




         THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND THE PAYMENT OF A REASONABLE FEE. ALL REQUESTS SHOULD BE DIRECTED TO MARIA PLATSIS, DIRECTOR OF CORPORATE DEVELOPMENT AND INVESTOR RELATIONS, AT THE OFFICES OF THE COMPANY SET FORTH ON PAGE ONE OF THIS PROXY STATEMENT.



                                             By order of the Board of Directors,
Plainsboro, New Jersey
April 12, 2004
                                             John B. Henneman, III
                                             Secretary

                                                                  APPENDIX A


                             AUDIT COMMITTEE CHARTER
                             of the Audit Committee
                  of Integra LifeSciences Holdings Corporation


I.       Purpose

                  The purpose of the Audit Committee (the "Committee") is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

                  In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee's sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

                  Notwithstanding the foregoing, the Committee's responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements as well as the Company's financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company's quarterly financial statements in accordance with Statement of Accounting Standards No. 100. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company's internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the "internal auditor") and the Company's independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

                  Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term "review" as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.      Membership

                  The Committee shall consist of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company's next annual stockholders meeting or one year from the occurrence of the vacancy. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee shall be an "audit committee financial expert" within the definition adopted by the Securities and Exchange Commission (the "SEC") or the Company shall disclosure in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") the reasons why at least one member of the Committee is not an "audit committee financial expert." Each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act; provided, that if a member of the Committee ceases to be independent for reasons outside the member's reasonable control, then the member may remain on the Committee until the earlier of the Company's next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.

                  The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.     Meetings and Procedures

                  The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company's bylaws that are applicable to the Committee.

                  The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

                  All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company's management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

                  The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company's regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

                  The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.       Powers and Responsibilities

         Interaction with the Independent Auditor

1. Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Management shall submit its requests for approval in writing to the Committee, and the Committee shall meet to discuss such requests and to approve or decline to approve the requests. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee's responsibilities under the Exchange Act to the Company's management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor's senior personnel, including the independent auditor's lead engagement partner and concurring review partner, that are providing audit services to the Company. In conducting its review:

                           (i) The Committee shall obtain and review a report
prepared by the independent auditor describing (a) the auditing firm's internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

                           (ii) The Committee shall ensure that the independent
auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

                           (iii) The Committee shall confirm with the
independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

                           (iv) The Committee shall, if applicable, consider
whether the independent auditor's
provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

         Annual Financial Statements and Annual Audit

            4. Meetings with Management and the Independent Auditor.

                           (i) The Committee shall meet with management and the
independent auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.
The Committee may also meet with the internal auditor to discuss the annual audit as well if it so chooses.

                           (ii) The Committee shall review and discuss with
management and the independent auditor any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities of which the Committee is made aware that do not appear on the financial statements of the Company and that may have a material current or future effect on the Company's financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

5.       Separate Meetings with the Independent Auditor.

                           (i) The Committee shall obtain from the auditor
disclosure of any illegal acts committed by management that came to their attention during the course of the audit.

                           (ii) The Committee shall discuss with the independent
auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor's engagement letter, independent auditor's independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

                           (iii) The Committee shall discuss with the
independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as then in effect.

6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

         Internal Audit

         7. Appointment. The Committee shall review the appointment and replacement of the internal auditor.

         8. Separate Meetings with the Internal Auditor. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

         Other Powers and Responsibilities

         9. The Committee shall review all related party transactions on an ongoing basis, and, all such transactions must be approved by the Committee.

         10. The Committee shall discuss with management and/or the independent auditor as appropriate, any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company's financial statements, financial reporting process, accounting policies or internal audit function.

         11. The Committee shall discuss with the Company's General Counsel or outside counsel any legal matters brought to the Committee's attention that could reasonably be expected to have a material impact on the Company's financial statements.

         12. The Committee shall request assurances from management, and the Company's internal auditors that the Company's foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

         13. If reported to the Committee by any attorney employed by or performing legal services for the Company, the Committee shall consider any evidence of a material violation of securities law or breach of fiduciary duty or similar violation by the Company or any agent of the Company.

         14. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

         15. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company's annual proxy statements.

         16. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor, the performance of the Company's internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

         17. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee's compliance with this Charter.

         18. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

                                                                  APPENDIX B

INTEGRA LIFESCIENCES CORPORATION EMPLOYEE STOCK PURCHASE PLAN

         1. PURPOSE This Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of Integra LifeSciences Corporation (the "Company") and of certain of its "subsidiary corporations" (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) so that they may acquire a, or increase their, proprietary interest in the success of the Company. It is further intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan," within the meaning of Section 423 of the Code. The Company's Board of Directors (the "Board") may, from time to time, approve participation in the Plan by employees of any subsidiary corporation of the Company and/or of any "parent corporation" of the Company (as defined in Section 424(e) of the Code).

         2. ADMINISTRATION The Plan shall be administered by the Compensation Committee (the "Committee") of the Board. Acts approved by a majority of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. The Committee shall have full and final authority, in its discretion but subject to the express provisions of the Plan: (a) to interpret the Plan;
(b) to make, amend, and rescind rules and regulations relating to the Plan; (c) to determine the terms and provisions of the instruments by which options shall be evidenced; and (d) to make all other determinations necessary or advisable for the administration of the Plan. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder. Any and all authority of the Committee may be delegated by the Committee to a Plan Administrator.

         3. ELIGIBILITY (a) General Rule. Except as provided in paragraph (b) below and subject to Section 9(e), each employee of the Company or a participating subsidiary corporation shall be eligible for option grants described in Section 5. (b) Exceptions. An employee will not be eligible to participate in the Plan if he or she is customarily employed by the Company or a participating subsidiary corporation for twenty (20) hours or fewer per week or if he or she is customarily employed by the Company or a participating subsidiary corporation for not more than five (5) months in any calendar year. Further, an employee who is classified by the rules of the Committee as a "temporary employee" and who has been employed for less than six months, will not be eligible to participate in the Plan. In addition, in no event may an employee be granted an option if such employee, immediately after the option is granted would own stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation (if any) or of a subsidiary corporation. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

         4. STOCK The stock subject to the options shall be shares of the Company's authorized but unissued or reacquired as Treasury shares $.01 par value common stock ("Common Stock"). The aggregate number of shares of Common Stock which may be issued under options shall not exceed one million (1,000,000); provided that such number shall be adjusted if required by Section 9(h).

         5. GRANT OF OPTION (a) Grant of Option. Employees shall have the right to purchase shares of Common Stock through payroll deductions under options granted as of July 1, 1998 (or, in the Committee's discretion, as soon as administratively practicable thereafter) and as of the first business day of each subsequent January (the "Grant Dates"). Each employee who meets the eligibility requirements of Section 3 shall be granted an option on the first Grant Date coinciding with or immediately following the date he or she becomes an eligible employee, and on each succeeding Grant Date, provided he or she continues to meet the eligibility requirements of Section 3. The term of the first option term shall be six (6) calendar months (or, in the Committee's discretion may be fewer than six (6) calendar months); the terms of the second and succeeding options shall be twelve (12) calendar months (from January 1 to December 31). If an individual becomes an eligible employee after the commencement and before October 1 of an Option Term, he or she shall be granted an option as of the first business day of the first calendar quarter (i.e., the first business day occurring on or after April 1, July 1, or October 1) (collectively, the "Delayed Grant Dates") coinciding with or immediately following his or her eligibility date, provided he or she continues to meet the eligibility requirements of Section 3. (b) Limit on Number of Shares Purchasable Under Option. In no event may the number of full shares purchased by an employee under an option granted pursuant to paragraph (a) above exceed 8,000 for an Option Term; provided that such number shall be adjusted if required by Section 9(h). The share limit in the preceding sentence shall be prorated in the case of an employee who is granted an option on a Delayed Grant Date. Further, the aggregate number of full shares of Common Stock purchasable under an option for an Option Term shall be subject to the limitations described in Section 9(e) and
Section 9(k).

         6. PARTICIPATION (a) Payroll Deductions. Subject to rules established by the Committee from time to time, an eligible employee may elect to participate in the Plan by making payroll deductions (as a whole percentage of the employee's basic rate of compensation each pay, subject to the limits set forth in paragraph (b) below) for each Option Term in which the employee is eligible to participate. For purposes of this Plan, "basic rate of compensation" shall mean an employee's basic hourly rate or salary from the Company and its participating subsidiary corporations, excluding any commissions, bonuses, overtime, or other extra or incentive pay. (b) Maximum Payroll Deduction. The maximum total payroll deductions for any employee for an Option Term may not exceed fifteen (15) percent of the employee's basic rate of compensation (as defined in paragraph (a) above) for the Option Term (or, if the employee has a Delayed Grant Date, for the portion of the Option Term during which the employee is eligible to participate). (c) No Interest on Payroll Deductions. Payroll deductions made under the Plan will be held as general assets of the Company or a participating subsidiary, and will not be credited with any interest. (d) Participation after Surrender or Cessation of Payroll Deductions. Each employee who has satisfied the eligibility requirements of Section 3 but who has elected to surrender his or her option or to cease payroll deductions in accordance with
Section 8 (or, as described in paragraph (f) below, is deemed to have surrendered his or her option) for an Option Term, shall be granted an option in accordance with Section 5 in subsequent Option Terms, provided the employee continues to meet the eligibility requirements of Section 3. However, such employee must submit a new payroll deduction agreement under paragraph (a) above in order to begin payroll deductions for a subsequent Option Term. (e) No Contract to Purchase. Electing to make payroll deductions for any Option Term will not constitute a contract to purchase any of the Common Stock purchasable under an option. (f) Waiver of Rights. An employee who fails to elect to participate in the Plan for an Option Term in the manner and within the time provided under paragraph (a) above shall be deemed to have surrendered the option granted to the employee for such Option Term and shall have no further rights under the Plan with respect to such surrendered option.

         7. EXERCISE OF OPTION (a) Method of Exercise. Unless the employee has surrendered his or her option and withdrawn his or her payroll deductions in accordance with Section 8(a) (or is deemed to have surrendered his or her option under Section 6(f)), as of the last business day of each Option Term (the "Exercise Date"), the employee will be credited for such number of full shares of Common Stock as his or her accumulated payroll deductions shall be sufficient to pay for in full, subject to the limitations of Section 5(b). (b) Return of Excess Payroll Deductions. Any payroll deductions remaining after the employee exercises an option for an Option Term shall be refunded to the employee.

         8. EMPLOYEE'S RIGHT TO SURRENDER OPTION AND/OR CEASE PAYROLL DEDUCTIONS
(a) Surrender of Option and Withdrawal of Payroll Deductions. An employee may elect to surrender his or her option for any Option Term and withdraw any payroll deductions already made for the Option Term under the Plan by giving written notice to the Company. However, in order for such surrender to be effective for the Option Term, the employee's written notice must be received by the Company on or before the sixtieth (60th) calendar day prior to the end of the Option Term. All of such employee's payroll deductions will be refunded to him or her as soon as practicable after the Company receives the employee's notice of withdrawal, and no further payroll deductions will be made from the employee's pay until the employee completes a new payroll deduction agreement in accordance with Section 6(a) for a subsequent Option Term. As to any option so surrendered, the employee shall have no further right of any nature at any subsequent time. (b) Cessation of Payroll Deductions. Without withdrawing any payroll deductions already made for the Option Term, an employee may elect to terminate his or her participation in part during an Option Term by ceasing payroll deductions for the remainder of the Option Term. However, in order for such election to be effective for the Option Term, the employee must give the Company written notice of such election in accordance with procedures prescribed by the Committee. An employee who elects to cease payroll deductions for an Option Term shall not be eligible to resume payroll deductions during such Option Term. (c) No Effect on Later Participation. An employee's surrender of an option and/or cessation of payroll deductions for an Option Term will not have any effect upon his or her eligibility to participate in the Plan for subsequent Option Terms. (d) Surrender Upon Termination of Employment. Upon termination of the employee's employment during an Option Term for any reason, including retirement, payroll deductions made by the employee for such Option Term will be refunded to the employee, or, in the case of death, to the person or persons entitled thereto under Section 9(g).

         9. TERMS AND CONDITIONS OF OPTIONS Stock options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall prescribe, provided that all employees granted such agreements shall have the same rights and privileges (except as otherwise required under the Plan), and provided further that such agreements shall comply with and be subject to the terms and conditions set forth below. (a) Number of Shares. Each option shall state the maximum number of shares to which it pertains. (b) Option Price. The per share exercise price of an option shall be the lesser of (i) 85% of the per share fair market value of the Common Stock as of the Grant Date (or the employee's Delayed Grant Date) for the Option Term, or (ii) 85% of the per share fair market value of the Common Stock as of the Exercise Date for the Option Term. In making such determination, during such time as the Common Stock is listed upon an established stock exchange or exchanges, the per share "fair market value" shall be deemed to be the quoted closing price on the last business day before the Grant Date, Delayed Grant Date, or Exercise Date, whichever is applicable. During such time as the Common Stock is not listed upon an established stock exchange, the per share fair market value shall be determined by the Committee by a method sanctioned by the Code, or rules and regulations thereunder. The fair market value per share is to be determined in accordance with Treas. Reg. Section 1.421-7(e) and 20.2031-2. Subject to the foregoing, the Committee in fixing the exercise price shall have full authority and be fully protected in doing so. (c) Medium and Time of Payment. The exercise price of an option shall be payable in United States dollars upon the exercise of the option and shall be payable only by accumulated payroll deductions made in accordance with Section 6. (d) Term of Option. No option may be exercised after the end of the Option Term in which the option was granted. (e) Accrual Limitation. No option shall permit the rights of an employee to purchase stock under all employee stock purchase plans, intended to qualify under Section 423 of the Code, of the Company and its parent corporation (if any) and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time options are granted) for each calendar year in which the option is outstanding at any time. For purposes of this paragraph
(e) -- (i) the right to purchase Common Stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year; (ii) the right to purchase Common Stock under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such Common Stock (determined on the Grant Date of such option) for any one calendar year; and (iii) a right to purchase Common Stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option. (f) Termination of Employment. In the event that an employee ceases to be employed by the Company and its participating subsidiary corporations for any reason during the employee's participation in an Option Term, such individual shall be deemed to have surrendered his or her option for such Option Term and his or her accumulated payroll deductions shall be refunded in accordance with Section 8(d). Whether an authorized leave of absence for military or governmental service shall constitute termination of employment for the purposes of the Plan shall be determined by the Committee in accordance with applicable law, which determination, unless modified by the Board (in accordance with applicable law), shall be final and conclusive. (g) Nontransferability. Neither payroll deductions made by an employee, nor any rights with regard to the exercise of an option or to receive stock, nor any rights to a return of payroll deductions under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge or other disposition shall be without effect. Notwithstanding the foregoing, any rights to a return of payroll deductions under the Plan after surrender of an option due to an employee's death, as described in Section 8(d), may be transferred by will or the laws of descent and distribution. An option may be exercised only by the employee. (h) Recapitalization. Subject to any required action by the stockholders, the share limits of Section 4 and Section 5(b) and the number of shares of Common Stock covered by each outstanding option, and the price per share in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision (stock-split) or consolidation (reverse-split) of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares affected, without receipt of consideration by the Company. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate, provided that each employee granted an option under this Plan shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his or her option. In the event of a change in the Common Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code. Except as expressly provided in this paragraph (h), an employee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, or any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets. (i) Rights as a Stockholder. An employee shall have no rights as a stockholder with respect to any shares of Common Stock covered by his or her option until the date the option is exercised in accordance with the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in paragraph (h) above. (j) Investment Purpose. Each option under the Plan shall be granted on the condition that the purchases of Common Stock thereunder shall be for investment purposes and not with a view to resale or distribution, except that in the event the Common Stock subject to such option is registered under the Securities Act of 1933, as amended (the "Securities Act"), or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act or any other applicable law, regulation or rule of any governmental agency. (k) Adjustment in Number of Shares Exercisable. If the aggregate number of shares purchased under options granted under the Plan exceeds the aggregate number of shares of Common Stock specified in Section 4, the Company shall make a pro rata allocation of the shares available for distribution so that the limit of Section 4 is not exceeded, and the balance of payroll deductions made by each participating employee shall be returned to him or her as promptly as possible. (l) Other

Provisions. The option agreements authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, provided that no such provision may in any way be in conflict with the terms of the Plan.

         10. INDEMNIFICATION OF COMMITTEE In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         11. AMENDMENT OF PLAN The Committee may, to the extent permitted by law, from time to time, with respect to any shares of Common Stock not subject to options at the time, suspend, discontinue, revise or amend the Plan in any respect whatsoever except that no such revision or amendment may permit granting of options under this Plan to persons other than employees of the Company, its parent corporation (if any) or a subsidiary corporation, or otherwise cause options issued under it to fail to meet the requirements of Section 423 of the Code. Furthermore, the Plan may not, without the approval of a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan, be amended in any manner that will change the number of shares subject to the Plan.

         12. EFFECTIVE DATE OF PLAN The Plan will become effective as of July 1, 1998, or as soon as administratively practicable thereafter, subject, however, to approval by the holders of at least a majority of the Common Stock present or represented, and entitled to vote, at a special or annual meeting of the stockholders at which a quorum is present held within twelve (12) months before or after February 27, 1998 (the date the Plan was approved by the Board). If the Plan is not so approved, the Plan shall not become effective.

         13. ABSENCE OF RIGHTS The granting of an option to a person shall not entitle that person to continued employment by the Company or a participating subsidiary corporation or affect the terms and conditions of such employment. The Company or any subsidiary corporation shall have the absolute right, in its discretion, to terminate an employee's employment, whether or not such termination may result in a partial or total termination of his or her option under this Plan.

         14. APPLICATION OF FUNDS The proceeds received by the Company from the sale of Common Stock pursuant to options will be used for general corporate purposes.

         15. MISCELLANEOUS (a) Provisions of Plan Binding. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrator or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee. (b) Applicable Law. Delaware law shall govern all matters relating to this Plan except to the extent it is superseded by federal law.